Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption "Independent Accountants" in the Statement of Additional Information, and to the use of our report dated February 14, 1997, incorporated by reference in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A No. 33-72834) of J.P. Morgan Series Trust II.


                                                     ERNST & YOUNG LLP

Boston, Massachusetts
April 17, 1998